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                                                             Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-92205 of Netcentives Inc. on Form S-8 of our report dated February 3, 2000 (March 3, 2000 as to the last two paragraphs of Note 16), appearing in this Annual Report of Form 10-K of Netcentives Inc. for the year ended December 31, 1999.

/S/ DELOITTE & TOUCHE LLP

San Jose, California
March 29, 2000